Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA ● ASIA PACIFIC ● EUROPE
June 17, 2024
Essential Properties Realty Trust, Inc.
Essential Properties, L.P.
902 Carnegie Center Blvd., Suite 520
Princeton, New Jersey 08540
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”) and Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the registration of common stock of the Company, $0.01 par value per share (“Common Stock”), preferred stock of the Company, $0.01 par value per share (“Preferred Stock”), debt securities (“Company Debt Securities”), depositary shares, warrants, rights and units of the Company, debt securities of the Operating Partnership (“Operating Partnership Debt Securities” and, together with Company Debt Securities, “Debt Securities”) and guarantees by the Company of Operating Partnership Debt Securities (the “Guarantees”) that may be issued and sold from time to time, as set forth in the prospectus forming part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus.
We inform you that any U.S. federal tax advice contained in this opinion is limited to the one or more U.S. federal tax issues addressed in the opinion. Additional issues may exist that could affect the U.S. federal tax treatment of the transaction that is the subject of this opinion and this opinion does not consider or provide a conclusion with respect to any additional issues.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus and such other documentation and information provided to us by the Company or the Operating Partnership as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, we are relying upon a certificate containing certain factual statements, factual representations and covenants of an officer of the Company dated the date hereof (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company Group”). For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement and the Prospectus, or in any other document. In particular, we note that
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the Company Group may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement and the Prospectus, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.
In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities comprising the Company Group have been and will continue to be operated in accordance with the laws of the jurisdictions in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company Group have been formed, which changes could have a material effect on the conclusions set forth herein, and (iii) each of the written agreements to which the Company Group is a party has been and will be implemented, construed and enforced in accordance with its terms.
In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986 (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position

June 17, 2024

with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.
We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to the Company, the Company Group or any investment therein, other than as expressly stated herein.
Based on and subject to the foregoing, we are of the opinion that:
1.    Commencing with the Company’s taxable year ending on December 31, 2018, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code (a “REIT”), and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. In addition, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for taxation as a REIT.
2.    Although the discussions set forth in the Prospectus under the heading “Federal Income Tax Considerations” do not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of Common Stock, Preferred Stock, Company Debt Securities, depositary shares, warrants, rights and units of the Company and Operating Partnership Debt Securities and Guarantees, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of our qualification as a REIT and the ownership and disposition of Common Stock, Preferred Stock and Debt Securities, subject to the qualifications set forth therein. The United States federal income tax consequences of the ownership and disposition of Common Stock, Preferred Stock and Debt Securities by a holder of such stock or debt securities will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Prospectus under the heading “Federal Income Tax Considerations” as applied to any particular holder.
This opinion has been prepared for you in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Prospectus in connection with the references to this opinion and the material United States federal income tax consequences of the ownership and disposition of Common Stock, Preferred Stock and Debt Securities. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and

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we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP